                            AGREEMENT AND PLAN OF MERGER
                                        AND
                               PLAN OF REORGANIZATION

     THIS AGREEMENT and PLAN OF MERGER and PLAN OF REORGANIZATION, (the "Agreement"), is made as of November 30, 1997, between and among Color Solutions, Inc. a California corporation ("CSI"), ITEC Sub, a Nevada corporation ("ITEC Sub") and Imaging Technologies Corporation, a Delaware corporation ("ITEC") and the holder of all of the issued and outstanding capital stock of ITEC Sub.

                                      RECITALS

     WHEREAS, the parties hereto desire to clarify the understanding of the parties; and

     WHEREAS, it is deemed advisable and in the best interests of each of CSI, ITEC Sub and ITEC and of their respective stockholders that ITEC Sub be merged into CSI pursuant to the General Corporations Law of the State of California (the "California Statute") and the General Corporations Law of the State of Nevada (the "Nevada Statute") in a transaction that would qualify as a "reorganization" as that term is used in Section 368 of the Internal Revenue code of 1986, as amended (the "Code"), and upon the terms and conditions contained in this Agreement.

                                     AGREEMENT

     NOW, THEREFORE, CSI, ITEC Sub and ITEC hereby agree as follows:

                                     ARTICLE 1

                                     THE MERGER

     1.1 CONSTITUENT, SURVIVING CORPORATIONS. CSI and ITEC shall be the constituent corporations to the Merger (such term and certain other capitalized terms used herein are defined in Section 6.1 hereof). At the Effective Time, ITEC Sub shall be merged into CSI in accordance with the California Statute and the Nevada Statute, and CSI shall be the surviving corporation of the Merger (herein sometimes called the "Surviving Corporation"). The name, identity, existence, rights, privileges, powers, franchises, properties and assets of CSI shall continue unaffected and unimpaired by the Merger. At the Effective Time, the identity and separate existence of ITEC Sub shall cease, and all of the rights, privileges, powers, franchises, properties and assets of ITEC Sub shall be vested in CSI.

     1.2 ARTICLES OF INCORPORATION; BYLAWS. The Restated Articles of Incorporation of CSI, as in effect immediately prior to the Effective Time, shall thereafter continue in full force and effect as the Articles of Incorporation of the Surviving Corporation until amended as provided therein or by law. The Bylaws of CSI in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until amended or repealed as provided therein or by law.

     1.3  CONVERSION, ETC. OF CSI STOCK

          1.3.1 CONVERSION OF COMMON STOCK. At the Effective Time, all shares of CSI Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become the right to receive an aggregate of eight hundred and fifty thousand (850,000) fully paid, nonassessable, unregistered shares of ITEC Common Stock, subject to adjustment, if any, pursuant to Article 1.3.4 of this Agreement to be issued to the parties set forth in Exhibit 1.3.1.

          1.3.2 ISSUANCE OF ITEC SECURITIES. Subject to the terms and conditions hereof, immediately prior to the Effective Time, ITEC shall issue and deliver to American Stock Transfer and Trust, as exchange agent for the Merger (the "Exchange Agent"), certificates and/or instructions representing the number of shares of ITEC Common Stock into which the shares of CSI Common Stock outstanding at the Effective Time are to be converted in accordance with Sections 1.3.1 hereof.

          1.3.3 ISSUANCE OF NEW CERTIFICATES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of CSI capital stock (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Each holder of a Certificate or Certificates shall be entitled to receive, upon surrender to the Exchange Agent of the Certificate or Certificates for cancellation, together with such letter of transmittal duly executed, and subject to any required withholding of taxes, the ITEC securities into which the shares previously represented by such Certificate or Certificates shall have been converted in the Merger. Until surrendered to the Exchange Agent, each Certificate shall be deemed for all CSI corporate purposes to evidence only the right to receive upon such surrender the ITEC securities into which the shares represented thereby have been converted, subject to any required withholding of taxes.

          1.3.4 ADJUSTMENT OF ITEC SHARES. If after the completion of the due diligence procedures, it is determined that the net income for the ten month period ended October 31, 1997 was less than $75,000 then the number of shares issuable by ITEC shall be reduced by an amount equal to 12.5% divided by $125,000 times the amount of the net income below $75,000 times 800,000 shares.

     1.4 CONVERSION OF CSI COMMON STOCK. At the Effective Time, all of the shares of CSI Common Stock (including any options, warrants or other instruments which would otherwise be convertible into Common Stock of CSI) outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into eight hundred and fifty thousand (850,000) shares of Common Stock of ITEC, subject to adjustment, if any, pursuant to Article 1.3.4 of this Agreement.

     1.5 CSI STOCK OPTIONS. At the Effective Time, all options then outstanding under the CSI Stock Option Plans shall be canceled as of the Effective Time.


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

     1.6 CONVERSION OF ITEC SUB STOCK. At the Effective Time, all of the outstanding shares of Common Stock of ITEC Sub shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into an equal number of shares of the Common Stock of CSI. Such shares will not be subject to Sections 1.3.1, 1.3.2 or 1.4 hereof and shall constitute all of the outstanding Common Stock of CSI immediately following the Effective Time.

     1.7 CLOSING OF TRANSFER BOOKS. At the Effective Time the transfer books for CSI capital stock shall be closed, and no transfer of shares of CSI capital stock shall thereafter be made on such books.

                                     ARTICLE 2

                       REPRESENTATIONS AND WARRANTIES OF CSI

Except as set forth as Schedule 2 hereto (the "CSI Reports") CSI represents and warrants to ITEC and ITEC Sub as follows:

     2.1 CORPORATE STATUS OF CSI. CSI is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business or the ownership of its properties or both makes such qualification necessary, except as described in the CSI Reports and except where failure to be so qualified would not have a material adverse effect on the financial condition, business or operations of CSI taken as a whole.

     2.2 CAPITAL STOCK. The authorized capital stock of CSI consists of 10,000,000 shares of CSI Common Stock, of which 1,030 shares have been validly issued and are fully paid and nonassessable. Except with respect to such shares, CSI does not have any outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating CSI to issue or sell shares of its capital stock or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock.

     2.3 AUTHORITY FOR AGREEMENT. CSI has the corporate power to enter into this Agreement and to carry out its obligations hereunder. Except for approval of this Agreement by CSI shareholders in accordance with Section 4.5 hereof, no other corporate proceedings on the part of CSI are necessary to authorize this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation of or default under, or in any right to accelerate or the creation of any lien, charge or encumbrance pursuant to, any provision (a) of the Articles of Incorporation, Bylaws or other organizational documents of CSI, or (b) of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CSI, or any of their respective properties, except as noted in the second following sentence (and except where such conflict violation, etc. would not result in loss or damage to CSI or its Subsidiaries in excess of $20,000), or
(c) except as described in the CSI Reports, constitute an event under any employee benefit plan or arrangement or individual agreement or contract that may result in any payment (whether of severance pay or otherwise), any acceleration of payment or funding or vesting, or any increase in benefits or compensation. Except as described in the CSI Reports, the consummation of the transaction contemplated hereby will not require CSI to obtain the consent or approval of any other party to any of the above or affect the validity or effectiveness of any of the above. Other than in connection with or in compliance with the provisions of the California statute, the Nevada statute, the Securities Act, the Exchange Act, and the securities or blue sky laws of the various states, no authorization, consent or approval of, or declaration of, filing with or notice to any governmental body or authority is necessary for the execution and delivery of this Agreement by CSI or the consummation by CSI of the transactions contemplated hereby.

     2.4 STATEMENTS, DOCUMENTS AND REPORTS. CSI has previously furnished to ITEC certain written disclosures and will provide its audited financial statements as of and for the year ended October 31, 1997 which shall be included as part of the CSI Reports. Each of the balance sheets included in the CSI Reports (including any related notes and schedules) fairly presents the consolidated financial position of CSI as of its date and the other financial statements included in the CSI Reports (including any related notes and schedules) fairly presents the consolidated results of operations or other information included therein of CSI for the periods or as of the dates therein set forth, subject, where appropriate, to normal year-end adjustments, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein). Except as and to the extent reflected, reserved against or otherwise disclosed in CSI's consolidated balance sheet at October 31, 1997 (including the notes thereto), or as otherwise disclosed in the CSI Reports, CSI, to the best of its knowledge, did not have at such date and does not now have any liabilities or obligations of any kind (other than non-monetary performance obligations under the CSI Material Contracts), whether accrued, absolute, asserted or unasserted, contingent or otherwise, and whether or not required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied, which would have a material adverse effect on the business, financial condition or prospects of CSI. This Agreement does not contain, and none of the CSI Reports contained as of its date with respect to CSI, any untrue statement of a material fact or any omission to state a material fact required to be stated herein or therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. ITEC agrees to grant an extension for submitting CSI's audited financial statements until December 31, 1997.

     2.5 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as described in the CSI Reports, since October 31,1997 CSI has not;

          (a) undergone any change in its financial condition, business or operations, other than changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse to CSI taken as a whole;

          (b) experienced any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its prospects, properties or businesses;

          (c) declared, set aside or paid any dividend (whether in cash, stock or Property) with respect to the capital stock of CSI;

          (d) entered into, or materially amended, a material employment agreement or severance agreement or effected (other than normal increases in the ordinary course of its business that are consistent with past practices and that, in the aggregate, have not resulted in a material increase in benefits or compensation expense) any material increase in the compensation payable or to become payable to its directors, officers or employees or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or key employees;

          (e) entered into any material transaction other than in the ordinary course of business;

          (f)  waived any valuable right or any material debt owed to it;

          (g) changed or amended any material contract or arrangement by which it or any of its assets or properties is bound or subject;

          (h) materially changed its accounting methods, principles or practices; or

          (i) other than in the ordinary course of business consistent with past practices, materially revalued any of its assets, including, without limitation, write-downs of inventory or write-offs of accounts receivable.

     2.6 COMPLIANCE WITH APPLICABLE LAW. The businesses of CSI is not being conducted in violation of any applicable law, ordinance, regulation, decree or order of any governmental entity, except for violations which either singly or in the aggregate do not and are not expected to have a material adverse effect on the financial condition, business or operations of CSI taken as a whole.

     2.7 TITLE TO PROPERTY AND ASSETS. CSI owns its Property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair CSI's ownership or use of such Property or assets. With respect to the property and assets it leases, CSI is in compliance in all material respects with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     2.8 LITIGATION. Except as described in the CSI Reports, (a) to CSI's knowledge no material investigation or review by any governmental entity with respect to CSI is pending or threatened, nor has any governmental entity indicated to CSI an intention to conduct the same, and (b) there is no action, suit or proceeding pending or, to the best of CSI's knowledge, threatened against CSI at law or in equity, or before any arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which (i) seeks to enjoin or otherwise attacks this Agreement or the transactions contemplated hereby, or (ii) either singly or in the aggregate are not expected to have any material adverse effect on the financial condition, business or operations of CSI taken as a whole.

     2.9 TAX MATTERS. CSI has timely filed all Federal, state, local and foreign tax returns required to be filed by them or on their behalf. All taxes shown by such returns to be due and payable have been paid or are reflected as a liability on the CSI balance sheets included in the CSI Reports. The accruals for taxes reflected on such CSI balance sheets are adequate for all unpaid Federal, state, local or foreign taxes (including interest and penalties, if any, thereon) due or which will become due for any period commencing prior to the date of such CSI balance sheets.

     2.10 EMPLOYEE BENEFIT PLANS. There are no bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any former or current director, consultant, officer or employee between CSI and any directors or executive officers of CSI.

     The CSI Reports set forth a list of each employee benefit plan, policy, program or contract including, but not limited to, all such plans, policies and programs that are covered by Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which are maintained or contributed to by CSI for the benefit of, or pursuant to which CSI has any liability with respect to, any current or former employees of CSI (an "CSI Employee Plan") and any trust (including a trust intended to qualify under Section 501 (c)(9) of the Code).

     Each CSI Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, including, but not limited to, the Code (if applicable) and ERISA (if applicable). Neither CSI, the CSI Employee Plans nor any of their respective current or former directors, officers, employees or agents have, with respect to any CSI Employee Plan, engaged directly or indirectly in any non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code or
Section 406 of ERISA.

     CSI neither provides nor has represented, promised or contracted (whether in oral or written form) to any employee or former employee (either individually or to employees or former employees as a group) that such employee(s) or former employees are, or would be, provided with post-retirement medical, dental, welfare or life insurance benefits upon their retirement.

     2.11 CSI SUPPLIED INFORMATION. None of the information relating to CSI to be supplied by CSI in writing expressly for inclusion in any filing made with the U.S. Securities and Exchange Commission ("Commission"), including any amendments or supplements thereto, will, at the time of filing thereof with the Commission, at the time of the meeting of CSI shareholders to be held in connection with the merger, or at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     2.12 INTELLECTUAL PROPERTY. The CSI Reports list all patents, trademarks, trade names, trademark and trade name registrations, copyright registrations and all pending applications for any of the foregoing (collectively, "Rights") owned by CSI and any licenses or Rights granted by or to CSI. Except as set forth in the CSI Reports (including notification of possible patent infringement under letter dated February 18, 1997), to the best of CSI's knowledge, CSI owns or is licensed to use the Rights, trade secret rights and other proprietary rights necessary for the conduct of its business as currently conducted, or it can obtain licenses therefor upon commercially reasonable terms, all without infringement of the rights of others, and to the best of CSI's knowledge no person is infringing upon the Rights, trade secret rights and other proprietary rights owned by CSI or used by CSI.

     2.13 MATERIAL CONTRACTS. All contracts, agreements and instruments to which CSI is a party, which involve future revenue to or payments by CSI that are material, are listed in the CSI Reports (collectively, the "CSI Material Contracts"). Except as set forth in the CSI Reports, all the CSI Material Contracts to which CSI is a party are in full force and effect in all material respects. CSI has no notice that any party to any such CSI Material Contract intends to cancel, withdraw, modify or amend such CSI Material Contract. CSI is not in material default or breach, and no event has occurred or shall occur by reason of the transactions contemplated herein which would constitute a default or breach, where such default or breach would entitle another party hereto to accelerate or terminate such CSI Material Contract or otherwise impose a material penalty or forfeiture thereunder (whether with or without notice, lapse of time or the happening or occurrence of any other event), under any CSI Material Contract.

     2.14 FEES. CSI has not paid nor become obligated to pay any investment banking, brokerage or finders fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby or any other transaction of the type contemplated hereby.

     2.15 GENERAL INDEMNITY. CSI and its shareholders will indemnify, hold harmless, and at ITEC's request, defend ITEC and ITEC's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors from and against any loss, cost, liability, fine, penalty or expense (including court costs and reasonable fees of attorneys and other professionals) to the extent to which they have been compensated, arising out of or in connection with any claim or action, whether based on contract or tort (including negligence and strict products liability), concerning any known, either disclosed or undisclosed, patent infringement action(s) for any CSI products or technologies existing as of the Effective Time.

                                     ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF ITEC AND ITEC SUB

Except as set forth in Schedule 3 hereto (the "ITEC Reports") ITEC and ITEC Sub represent and warrant to CSI as follows;

     3.1 CORPORATE STATUS OF ITEC AND ITEC SUBSIDIARIES. ITEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business or the ownership of its properties or both makes such qualification necessary, except where failure to be so qualified would not have a material adverse effect on the financial condition, business or operations of ITEC and its Subsidiaries taken as a whole.

     3.2 CAPITAL STOCK. The authorized capital stock of ITEC consists of 100,000,000 shares of ITEC Common Stock, $0.005 par value, of which 9,977,145 shares were outstanding on September 30, 1997; 7,500 authorized shares of ITEC 5% Preferred Stock of which 420.5 shares were outstanding on September 30, 1997; 1,200 authorized shares of ITEC's Series C Redeemable Convertible Preferred Stock of which 500 shares were outstanding on September

30, 1997; and 1,183 authorized shares of ITEC Preferred Stock none of which were outstanding on September 30, 1997 ("Shares"). All of the outstanding Shares have been validly issued and are fully paid and nonassessable. As of September 30, 1997, ITEC (a) had reserved up to 1,295,589 authorized but unissued shares of ITEC Common Stock for issuance upon exercise of stock options outstanding pursuant to ITEC's stock option plans, (b) had reserved up to 500,000 authorized but unissued shares of ITEC Common Stock for issuance upon purchase under ITEC's stock purchase plan; (c) had reserved up to 3,212,901 authorized but unissued shares of ITEC Common Stock for issuance upon exercise of certain warrants, (d) had reserved up to 64,516 authorized but unissued shares of ITEC Common Stock for issuance upon conversion of the Convertible Debentures, (e) had reserved up to 24,029 authorized but unissued shares of ITEC Common Stock for issuance upon conversion of ITEC 5% Preferred Stock; (f) had reserved up to 3,000,000 authorized but unissued shares of ITEC Common Stock for issuance upon conversion of ITEC Series C Redeemable Convertible Preferred Stock. Except with respect to such 18,074,180 shares, ITEC does not have any outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating ITEC to issue or sell shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock; provided, however, that ITEC may in the business judgment of its Board of Directors issue and sell additional equity securities before or after the Effective Time.

     3.3 SUBSIDIARIES. The ITEC Annual Report on Form 10-KSB for the year ended June 30, 1997 heretofore delivered by ITEC to CSI, together with all items incorporated by reference therein and all exhibits thereto, sets forth each Subsidiary of ITEC. Except as is disclosed in the ITEC Reports, ITEC owns, directly or indirectly, all of the outstanding capital stock of, or other equity interests in, each of its subsidiaries free and clear of all liens, charges, pledges, security interests or other encumbrances and all of such capital stock or other equity interests has been duly authorized and validly issued and is fully paid and nonassessable. Except as otherwise disclosed in the ITEC Reports, none of such Subsidiaries has any outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating it to issue or sell any shares of its capital stock, or any other equity interest, or any securities or obligations convertible into or exercisable or exchangeable for, any shares of capital stock of, or any other equity interest in, such Subsidiary. Each such Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has corporate power and authority to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in all jurisdictions in which the nature of its business or the ownership of its properties or both makes such qualification necessary, except where failure to be so organized, to have such power or authority or to be so qualified would not have a material adverse effect on the financial condition, business or operations of ITEC and its Subsidiaries taken as a whole.

     3.4 ITEC SUB CORPORATE STATUS. ITEC Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The authorized capital stock of ITEC Sub consists of 100,000,000 shares of Common Stock, $.001 par value, all of which are duly authorized, validly issued and outstanding, fully paid and nonassessable, and are owned of record and beneficially by ITEC, free and clear of all liens, charges, pledges, security interests or other encumbrances. There are no outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating ITEC Sub to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock.

     3.5 AUTHORITY FOR AGREEMENT. ITEC and ITEC Sub have the corporate power to enter into this Agreement and to carry out their obligations hereunder. No further corporate proceedings on the part of ITEC or ITEC Sub are necessary to authorize this Agreement and the transactions contemplated hereby, except for approval of this Agreement by the sole stockholder of ITEC Sub (which ITEC covenants to accomplish). The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation of or default under, or in any right to accelerate or the creation of any lien, charge or encumbrance pursuant to, any provision of the Certificate of Incorporation, Bylaws or other organizational documents of ITEC, ITEC Sub or any other Subsidiaries of ITEC, or of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ITEC, ITEC Sub or any other Subsidiaries of ITEC, or any of their respective properties, except as noted in the second following sentence, or constitute an event under any employee benefit plan or arrangement or individual agreement or contract that may result in any payment (whether of severance pay or otherwise), any acceleration of payment or funding or vesting, or any increases in benefits or compensation. The consolidation of the transaction contemplated hereby will not require ITEC to obtain the consent or approval of any other party to any of the above or affect the validity or effectiveness of any of the above. Other than in connection with or in compliance with the provisions of the California Statute, the Nevada Statute, the Securities Act, the Exchange Act, and the securities or blue sky laws of the various states, no authorization, consent or approval of, or declaration of, filing with or notice to any governmental body or authority is necessary for the execution and delivery of this Agreement by ITEC or ITEC Sub or the consummation by ITEC or ITEC Sub of the transactions contemplated hereby.

     3.6 NEW SECURITIES. The shares of ITEC Common issuable pursuant to the Merger have been duly and validly authorized and when issued pursuant to the Merger will be validly issued, fully paid, and nonassessable and shall be issued in accordance with all applicable federal and state securities laws.

     3.7 ANNUAL AND QUARTERLY REPORTS AND OTHER DISCLOSURES. ITEC has previously furnished to CSI (a) true and complete copies of (i) its Annual Reports on Form 10-KSB filed with the Commission for the year ended June 30, 1997, (ii) its Quarterly Report on Form 10-QSB filed with the Commission for the fiscal quarter ended September 30, 1997, (iii) definitive proxy statements filed by ITEC with the Commission, (iv) each Current Report on Form 8-K filed by ITEC with the Commission on or after January 1, 1997, and (v) each document, if any, filed by any Subsidiary of ITEC with the Commission on or after January 1, 1997, and (b) certain other written disclosures (all of which are included in the ITEC Reports). Each of the ITEC Reports which was filed with the Commission complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. Each of the balance sheets included in the ITEC Reports (including any related notes and schedules) fairly presents the consolidated financial position of ITEC as of its date and the other financial statements included in the ITEC Reports (including any related notes and schedules) fairly present the consolidated results of operations or other information included therein of ITEC for the periods or as of the dates therein set forth, subject, where appropriate, to normal year-end adjustments, In each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein). Except as and to the extent reflected, reserved against or otherwise disclosed in ITEC's consolidated balance sheet at June 30, 1997 (including the notes thereto), or as otherwise disclosed in the ITEC Reports, ITEC, to the best of its knowledge, did not have at such date and does not now have any liabilities or obligations of any kind (other than non-monetary performance obligations under the ITEC Material Contracts), whether accrued, absolute, asserted or unasserted, contingent or otherwise, and whether or not required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied, which would have a material adverse effect on the business, financial condition or prospects of ITEC.

     This Agreement does not contain, and none of the ITEC Reports contained as of its date, any untrue statement of a material fact or any omission to state a material fact required to be stated herein or therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     3.8 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as described in the ITEC Reports, since September 30, 1997 neither ITEC nor any of its Subsidiaries has:

          (a) undergone any change in its financial condition, business or operations, other than changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse to ITEC and its Subsidiaries taken as a whole;

          (b) experienced any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its prospects, properties or businesses;

          (c) declared, set aside or paid any dividend (whether in cash, stock or property) with respect to the capital stock of ITEC;

          (d) entered into, or materially amended, a material employment agreement or severance agreement or effected (other than normal increases in the ordinary course of its business that are consistent with past practices and that, in the aggregate, have not resulted in a material increase in benefits or compensation expense) any material increase in the compensation payable or to become payable to its directors, officers or employees or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or key employees;

          (e) entered into any material transaction other than in the ordinary course of business;

          (f)  waived any valuable right or any material debt owed to it;

          (g) changed or amended any material contract or arrangement by which it or any of its assets or properties is bound or subject;

          (h) materially changed its accounting methods, principles or practices; or

          (i) other than in the ordinary course of business consistent with past practices, materially revalued any of its assets, including, without limitation, write-downs of inventory or write-offs of accounts receivable.

     3.9 COMPLIANCE WITH APPLICABLE LAW. The businesses of ITEC and its Subsidiaries are not being conducted in violation of any applicable law, ordinance, regulation, decree or order of any governmental entity, except for violations which either singly or in the aggregate do not and are not expected to have a material adverse effect on the financial condition, business or operations of ITEC and its Subsidiaries taken as a whole.

     3.10 TITLE TO PROPERTY AND ASSETS. ITEC owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair ITEC's ownership or use of such property or assets. With respect to the property and assets it leases, ITEC is in compliance in all material respects with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     3.11 LITIGATION. Except as described in any of the ITEC Reports, (a) no material investigation or review by any governmental entity with respect to ITEC or any of its subsidiaries is pending or, to the best of ITEC's knowledge, threatened, nor has any governmental entity indicated to ITEC an intention to conduct the same, and (b) there is no action, suit or proceeding pending or, to the best of ITEC's knowledge, threatened against or affecting ITEC or its Subsidiaries at law or in equity, or before any arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which (i) seeks to enjoin or otherwise attacks this Agreement or the transactions contemplated hereby, or (ii) either singly or in the aggregate are not expected to have any material adverse effect on the financial condition, business or operations of ITEC and its Subsidiaries taken as a whole.

     3.12 TAX MATTERS. ITEC and its consolidated subsidiaries have timely filed all Federal, state, local and foreign tax returns required to be filed by them or on their behalf. All taxes shown by such returns to be due and payable have been paid or are reflected as a liability on the ITEC balance sheets included in the ITEC Reports. The accruals for taxes reflected on such ITEC balance sheets are adequate for all unpaid Federal, state, local or foreign taxes (including interest and penalties, if any, thereon) due or which will become due for any period commencing prior to the date of such ITEC balance sheets.

     3.13 EMPLOYEE BENEFIT PLANS. Except as disclosed in the ITEC Reports, there is no bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any former or current director, consultant, officer or employee between ITEC and any directors or executive officers of ITEC.

     The ITEC Reports set forth a list of each employee benefit plan, policy, program or contract including, but not limited to, all such plans, policies and programs that are covered by Title I of ERISA, which are maintained or contributed to by ITEC for the benefit of, or pursuant to which ITEC has any liability with respect to, any current or former employees of ITEC (a "ITEC

Employee Plan") and any trust (including a trust intended to qualify under
Section 501 (c)(9) of the Code).

     Each ITEC Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, including, but not limited to, the Code (if applicable) and ERISA (if applicable). Neither ITEC, the ITEC Employee Plans nor any of their respective current or former directors, officers, employees or agents have, with respect to any ITEC Employee Plan, engaged directly or indirectly in any non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code or
Section 406 of ERISA.

     ITEC neither provides nor has represented, promised or contracted (whether in oral or written form) to any employee or former employee (either individually or to employees or former employees as a group) that such employee(s) or former employees are, or would be, provided with postretirement medical, dental, welfare or life insurance benefits upon their retirement.

     3.14 INTELLECTUAL PROPERTY. The ITEC Reports list all Rights owned by ITEC and any licenses of Rights granted by or to ITEC. Except as set forth in the ITEC Reports, to ITEC's knowledge, ITEC owns or is licensed to use the Rights, trade secret rights and other proprietary rights necessary for the conduct of its business as currently conducted, or it can obtain licenses therefor upon commercially reasonable terms, all without infringement of the rights of others, and to the best of ITEC's knowledge no person is infringing upon the Rights, trade secret rights and other proprietary rights owned by ITEC or used by ITEC.

     3.15 MATERIAL CONTRACTS. All contracts, agreements and instruments to which ITEC is a party, which involve future revenue to or payments by ITEC that are material are listed in the ITEC Reports (collectively, the "ITEC Material Contracts"). Except as set forth in the ITEC Reports, all the ITEC Material Contracts to which ITEC is a party are in full force and effect in all material respects. ITEC has no notice that any party to any such ITEC Material Contract intends to cancel, withdraw, modify or amend such ITEC Material Contract. ITEC is not in material default or breach, and no event has occurred or shall occur by reason of the transactions contemplated herein which would constitute a default or breach, where such default or breach would entitle another party hereto to accelerate or terminate such ITEC Material Contract or otherwise impose a material penalty or forfeiture thereunder (whether with or without notice, lapse of time or the happening or occurrence of any other event), under any ITEC Material Contract.

     3.16 FEES. ITEC has not paid nor become obligated to pay any investment banking, brokerage or finder's fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby or any other transaction of the type contemplated hereby.

                                     ARTICLE 4

                                     COVENANTS

It is further agreed as follows:

     4.1 CONDUCT OF BUSINESS. Prior to the Effective Time, or the date, if any, on which this Agreement is earlier terminated pursuant to Section 6.2 hereof, ITEC, ITEC Sub and CSI (i) shall, and shall cause each of the respective Subsidiaries to, conduct their respective operations according to their ordinary and usual course of business, (ii) shall use their reasonable efforts, and shall cause each of their respective subsidiaries to use their reasonable efforts, to preserve intact their respective business organizations and good will, keep available the services of their respective officers and employees and maintain satisfactory relationships with businesses, suppliers, distributors, customers and others having business relationships with them, (iii) shall confer on a regular and frequent basis with one or more representatives of one another to report operational matters of materiality and the general status of ongoing operations, (iv) shall not amend their respective Articles/Certificates of Incorporation or Bylaws, except as provided for in this Agreement, (v) shall notify one another of any material emergency or other material change in the normal course of their or their Subsidiaries' respective businesses or in the operation of their or their Subsidiaries' respective properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), (vi) shall deliver to the other true and correct copies of any reports, statements or schedules filed by them or their respective Subsidiaries with the Commission subsequent to the date of this Agreement within one day of the date on which such document is so filed, (vii) shall neither declare nor pay any dividends on their outstanding shares of capital stock nor redeem any capital stock, (viii) shall not (a) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and described in Sections
2.2 or 3.2 hereof or as otherwise contemplated by Section 3.2 hereof or as described in the CSI Reports, issue any shares of their respective capital stocks, effect any stock split or otherwise change their respective capitalizations as they existed on the date hereof, or (b) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of their respective capital stocks other than as contemplated by Section 3.2 hereof, (ix) shall not guarantee any indebtedness, (x) shall not acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, (xi) shall not release or relinquish any material contract or other rights, (xii) other than as contemplated by Section 5.2.5 hereof, shall not adopt or materially amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate do not result in a material increase in benefits or compensation expense) increase in any manner the compensation or fringe benefits of any officer or employee or pay any benefit not required by any existing plan and arrangement, (xiii) shall not enter into any material transaction other than in the ordinary course of business except for transactions heretofore disclosed in writing to the other parties, and (xiv) shall not enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     4.2 ACCESS AND INFORMATION; CONFIDENTIALITY. CSI, ITEC and ITEC Sub shall each afford to one another and to one another's officers, employees, accountants, counsel and other authorized representatives full and complete access, throughout the period prior to the earlier of the Effective Time or the termination of this Agreement, if any, pursuant to Section 6.2 hereof, to its plants, properties, assets, projections, plans, documents, books and records, and shall use their best efforts to cause their respective representatives to furnish to one another such additional financial and operating data and any and all other information as to their and their Subsidiaries' respective businesses, prospects, liabilities, assets and personnel as the other may from time to time reasonably request (including, without limitation, making available for inquiry their officers, employees and advisers), all for the purpose of verifying the accuracy of each other's representations and warranties made in this Agreement.

     ITEC, ITEC Sub and CSI shall each cause all information obtained by it or its representatives pursuant to this Agreement or in connection with the negotiation hereof to be treated as strictly confidential and shall not use, nor permit others to use, any such information in a manner detrimental to the other.

     4.3 CSI AUDITED FINANCIAL STATEMENTS. CSI shall at its own expense prepare a balance sheet, statements of operations, cash flows and shareholder's equity as of and for the ten months ended October 31, 1997 and for the year ended December 31, 1996 and shall obtain and deliver to ITEC a favorable audit certification by independent public accountants acceptable to ITEC on such financial statements. Such audited financial statements shall include as a supplemental unaudited schedule or unaudited note to the financial statement a statement of operations for each quarterly periods presented. Such audited financial statements shall be delivered by CSI to ITEC not later than December 31, 1997.

     4.4 FILINGS AND SUBMISSIONS. ITEC shall, with CSI's cooperation and participation, (i) prepare and file with the Commission as soon as reasonably practicable such filings with the Commission as may be necessary and/or required with respect to the transactions contemplated by this Agreement under the Securities Act or the Exchange Act, as applicable, and (ii) take all such action as may be required under state blue sky or securities laws in connection with the transactions contemplated by this Agreement. CSI and ITEC shall each furnish to one another and one another's counsel all such information as may be required for the effectuation of the foregoing actions, and each represents and warrants to the other that no information furnished in connection with such actions or otherwise in connection with the consummation of the Merger and the other transactions contemplated by this Agreement with respect to itself will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make any information so furnished, in the circumstances under which it is so furnished, not misleading. CSI and ITEC shall each promptly notify the other if at any time before the Effective Time it becomes aware of filing or submission, whether to the Commission or others, contains information pertaining to it, an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, CSI and ITEC shall together prepare a supplement or amendment to such filing or submission which corrects such misstatement or omission, and shall cause the same to be filed with the Commission or others as necessary.

     4.5 SHAREHOLDERS' MEETING. In lieu of calling a special meeting of its shareholders to consider and vote upon the approval and adoption of this Agreement and to the transactions contemplated hereby, CSI may obtain approval of the Agreement and such transactions by written consent of holders of a majority of the capital stock of CSI. Delivery to ITEC of an executed copy of such written consent shall constitute satisfaction of CSI's obligations hereunder. CSI will call a special meeting of its shareholders to consider and vote upon the approval and adoption of this Agreement and the transactions contemplated hereby. The record date for and the date of such meeting shall be determined jointly by CSI and ITEC, but each shall occur as soon as practicable.

Except as may be required by CSI's directors' fiduciary duty (as determined in the specific case by a written opinion of CSI's outside legal counsel), CSI (a) will, through its Board of Directors and management, recommend to its shareholders the approval and adoption of this Agreement and the transactions contemplated hereby and (b) will use its best efforts to solicit the requisite vote of approval.

     CSI hereby represents that the Board of Directors of CSI has unanimously
(a) determined that the Merger is fair and in the best interest of the company and its shareholders, (b) approved this Agreement and the Merger, and (c) resolved to (except as may be required by CSI's directors' fiduciary duty (as determined in the specific case by a written opinion of CSI's outside legal counsel)) recommend approval and adoption of the Merger and this Agreement by the CSI shareholders.

     4.6 EXEMPTION FROM REGISTRATION. The parties hereto intend that the shares of ITEC to be issued to the shareholders of CSI shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder and exempt from the registration requirements of the applicable states. In furtherance thereof, the Shareholders of CSI will execute and deliver to ITEC on the closing date, investment letters suitable to ITEC counsel, in form substantially as per Exhibit 4.6 attached hereto.

     4.7  RESERVED

     4.8 REASONABLE EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to more fully effectuate the parties' intentions as expressed in this Agreement, to cause all closing conditions of the other parties to be satisfied, and to consummate and make effective the Merger and the other transactions in accordance with the terms of this Agreement. No party hereto will, however, take or permit steps to be taken that would cause such party to be in breach or default of any covenant, representation or warranty of that party contained herein, or which result in a breach of applicable statutory or non-statutory laws.

     4.9 PUBLIC DISCLOSURES. No disclosure of this Agreement, its contents or the transactions contemplated hereby shall be made by any person except at such time and in such form and content as may be agreed upon by ITEC and CSI (provided, however, that such content shall be reasonably satisfactory to CSI). After the initial public disclosure thereof, CSI will consult with ITEC before issuing any press release or otherwise making any public statement (including, without limitation, statements by CSI generally to its customers, employees or suppliers) with respect to the transactions contemplated hereby.

     4.10 FOREWARNING. Each party shall promptly give written notice to the other parties upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties, or covenants contained in this Agreement or an inability to satisfy the conditions to another party's obligation to effect the Merger, and will use its best efforts to prevent or promptly remedy the same.

                                     ARTICLE 5

                                CONDITIONS PRECEDENT

     5.1 CONDITIONS PRECEDENT TO CSI'S OBLIGATION TO EFFECT THE MERGER. The obligation of CSI to effect the Merger shall be subject, at its option, to the following conditions:

          5.1.1 REPRESENTATIONS, COVENANTS, CERTIFICATE. (a) The representations and warranties of ITEC and ITEC Sub herein contained shall in all material respects be true as of the date of this Agreement and as of the Effective Time with the same effect as though made at the Effective Time; (b) ITEC and ITEC Sub shall in all material respects have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time;
     (c) there shall have been no material adverse changes in ITEC's or ITEC Sub's business, assets, financial condition or prospects; and (d) ITEC and ITEC Sub shall each have delivered to CSI a certificate, dated the Effective Time and signed on its behalf by its President or a Vice President, to both such effects.

          5.1.2 OPINION OF COUNSEL FOR ITEC AND ITEC SUB. CSI shall have received from Carmine Bua, Esq., counsel for ITEC and ITEC Sub (or, if ITEC utilizes other counsel in connection with any suit or proceeding, from such other counsel with respect thereto), an opinion (subject to reasonable exceptions, limitations, qualifications and assumptions), dated the Effective Time, in form and substance reasonably satisfactory to CSI, to the effect that (a) ITEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has corporate power to own all of its properties and assets and to carry an its business as it is now being conducted and has corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby;
     (b) ITEC Sub in a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has corporate power to enter into this Agreement, consummate the Merger and to carry out the other transactions contemplated hereby; (c) this Agreement has been duly authorized, executed and delivered by ITEC and ITEC Sub and constitutes their valid and binding obligation, and all corporate action by them required in order to effect the transactions contemplated hereby has been taken; (d) the shares of ITEC Common Stock issuable pursuant to the Merger have been duly and validly authorized and upon issuance will be validly issued, fully paid and nonassessable shares; (e) except as provided in
     Section 3.5 hereof, no order, authorization, consent or approval of, or registration, declaration or filing with any governmental authority is required in connection with the consummation by ITEC and ITEC Sub of the Merger or by ITEC and ITEC Sub of the other transactions contemplated by this Agreement; (f) the execution, delivery and performance of this Agreement by ITEC and ITEC Sub and the consummation of the transactions contemplated hereby will not constitute a breach or violation of or default under the Certificate of Incorporation or Bylaws of ITEC or ITEC Sub; (g) upon the filing of this Agreement and/or other appropriate certificates with the in accordance with the California Statute and the Nevada Statute with the effect provided therein and in Article 1 of this Agreement; (h) such counsel knows of no suit or proceeding pending or threatened against or affecting ITEC or any of its Subsidiaries which is reasonably likely to materially adversely affect the financial condition, business or operations of ITEC and its Subsidiaries taken as a whole; (i) and a favorable opinion as to such other matters incident to the matters herein contemplated as CSI and its counsel may reasonably request, including the validity of all proceedings taken by ITEC. CSI shall agree to waive receipt of such opinion of counsel until December 15, 1997.

          5.1.3  RESERVED

          5.1.4 CSI REPORTS. Within 10 business days following the execution of this Agreement, CSI shall deliver to ITEC the CSI Reports. Subsequent to the Effective Time, the CSI Reports shall be updated through December 31, 1997 and shall be delivered to ITEC on such date.

     5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF ITEC AND ITEC SUB. The obligations of ITEC Sub to effect the Merger, and of ITEC to deliver the shares of ITEC Common Stock issuable pursuant to the Merger, shall be subject, at their option, to the following conditions:

          5.2.1 REPRESENTATIONS, COVENANTS, CERTIFICATION. (a) The representations and warranties of CSI herein contained shall in all material respects be true as of the date of this Agreement and as of the Effective Time with the same affect as though made at the Effective Time;
     (b) CSI shall in all material respects have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time; (c) there shall have been no material adverse change in CSI's business, assets, financial condition or prospects; and (d) CSI shall have delivered to ITEC a certificate, dated the Effective Time and signed on its behalf by its President or a Vice President, to both such effects.

          5.2.2 OPINION OF COUNSEL FOR CSI. ITEC and ITEC Sub shall have received from Wenthur & Chachas, counsel for CSI (or, if CSI utilizes other counsel in connection with any suit or proceeding, from such other counsel with respect thereto), an opinion (subject to reasonable exceptions, limitations, qualifications and assumptions), dated the Effective Time, in form and substance reasonably satisfactory to ITEC, to the effect that (a) CSI is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has corporate power to own all of its properties and assets and to carry on its business as it is now being conducted, and has corporate power and authority to enter into this Agreement, consummate the Merger and to carry out the other transactions contemplated hereby; (b) this Agreement has been duly authorized, executed and delivered by CSI and constitutes the valid and binding obligation of CSI, and all corporate action by it required in order to effect the transactions contemplated hereby has been taken; (c) except as provided in
     Section 2.3 hereof, no order, authorization, consent or approval of, or registration, declaration or filing with any governmental authority is required of CSI in connection with the consummation by CSI of the Merger or by CSI of the other transactions contemplated by this Agreement; (d) the execution, delivery and performance of this Agreement by CSI and the consummation of the transactions contemplated hereby will not constitute a breach or violation of or default under the Articles of Incorporation or Bylaws of CSI; (e) upon the filing of this Agreement and/or other appropriate certificates with the Secretary of State of California and with the Secretary of State of Nevada, the

     Merger shall have been duly consummated in accordance with the California Statute and the California Statute with the effect provided therein and in Article 1 of this Agreement; (f) such counsel knows of no suit or proceeding pending or threatened against or affecting CSI or any of its Subsidiaries which is reasonably likely to materially adversely affect the financial condition, business or operations of CSI and its Subsidiaries taken as a whole; and a favorable opinion as to such other matters incident to the matters herein contemplated as ITEC and its counsel may reasonably request, including the validity of all proceedings taken by CSI. ITEC and ITEC Sub shall agree to waive receipt of such opinion of counsel until December 31, 1997.

          5.2.3  RESERVED

          5.2.4 MESSRS. HERBERT, FRENCH AND CALDWELL AS EMPLOYEES. Messrs. Herbert, French and Caldwell shall enter into employment agreements (on terms and conditions as set forth in a term sheet which has been delivered by ITEC to them and otherwise of like tenor as the employment agreements ITEC's subsidiaries shall enter with its other senior executive officers) with CSI calling for them to serve as an executive officer of CSI for no less three years beginning at the Effective Time. Compensation under the agreements shall be at the fair market value of the services to be provided, which has been determined to be their current salaries through December 31, 1997 and thereafter the compensation will based on the mid range of the AEA Compensation Study or such other amount as agreed to by ITEC's Compensation Committee and the respective individual(s). Messrs. Herbert, French and Caldwell are also to receive health benefits under comparable terms and conditions as other employees in similar positions within ITEC subsidiaries.

          5.2.5 MESSRS. HERBERT, FRENCH AND CALDWELL NON COMPETE AGREEMENTS. Mr. Herbert will enter into a non-compete agreement for a period that is three-years beyond the termination of employment, and Messrs. French and Caldwell will enter into non-complete agreements for a period that is one-year beyond the termination of employment.

          5.2.6 CONVERSION OF NOTES, ACCRUED INTEREST AND OTHER LIABILITIES Prior to the Effective Time of the Merger, the $100,000 convertible note payable plus accrued but unpaid interest and any other liabilities due to Mr. Woo Young Kim will be converted into common stock of CSI.

          5.2.7 ITEC REPORTS. Within 10 business days following the execution of this Agreement, ITEC shall deliver to CSI the ITEC Reports.

     5.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY. The obligations of CSI and ITEC Sub to effect the Merger and the obligation of ITEC to deliver the shares of ITEC Common Stock issuable pursuant to the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          5.3.1 STOCKHOLDERS' APPROVAL. The holders of the shares of capital stock of CSI and ITEC Sub entitled to vote thereon shall have duly approved this Agreement and the transactions contemplated hereby, all in accordance with the requirements of the

     California Statute and the Nevada Statute and the respective
     Articles/Certificate of Incorporation and Bylaws of CSI an ITEC Sub.

          5.3.2 INJUNCTIONS. No preliminary or permanent injunction or other order by any United States Federal or state court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued.

          5.3.3 POOLING OF INTERESTS. CSI shall take all actions reasonably requested by ITEC, including obtaining agreements from their affiliates regarding the sale of their shares, to assist ITEC in accounting for the transaction contemplated by this Agreement as a "pooling of interest."

          5.3.4 TAX-FREE REORGANIZATION. ITEC and CSI shall take all actions necessary to ensure that the transaction described herein shall be qualified as a tax-free reorganization under Section 368 of the Code.

          ITEC and the Shareholders shall execute, and CIS shall file with the Internal Revenue Service, an election under Code section 1377(a)(2) to treat 1996-1997 taxable year as if it consisted of two taxable years, the first of which ends at the Effective Time.

          The parties shall deliver the various other documents that are described elsewhere in the agreement evidencing satisfaction of the conditions to the Merger, and shall take any other actions expressly required by this agreement, or reasonably requested by any of them, at or before the Effective Time in order to consummate the merger.

     5.4 CLOSING DATE. The closing of the Merger contemplated by this Agreement shall, unless another date or place is agreed to in writing by the parties hereto, take place at the offices of Imaging Technologies Corporation, 11031 Via Frontera, San Diego, California 92127 (except for the filing of this Agreement and/or other appropriate certificates with the Secretary of State of California and the Secretary of State of Nevada, which shall take place in the office of such respective Secretaries), on (i) the date of the meeting of the shareholders of CSI to approve the Merger, if all conditions to the Merger have been satisfied or waived on or before such date, (ii) the business day following the satisfaction or waiver of all conditions to the Merger if all such conditions have not been satisfied or waived on or before the date of such meeting of shareholders, or (iii) the date the Certificate of Merger is filed in the State of California if the mutual agreement of the parties is to proceed with the closing after delivery of the CSI Reports, the ITEC Reports, shareholder approval of ITEC Sub and CSI and Board approval by ITEC, ITEC Sub and CSI.

                                     ARTICLE 6

                           DEFINITIONS AND MISCELLANEOUS

     6.1 DEFINITIONS OF CERTAIN TERMS. As used herein, the following terms shall have the following meanings:

          CALIFORNIA STATUTE: as defined in the fourth paragraph of this Agreement.

          CODE: as defined in the second paragraph of this Agreement.

          CONVERTIBLE DEBENTURES: ITEC Convertible Subordinated Notes.

          DISSENTING SHARES: as defined in Section 4.9 hereof.

          EFFECTIVE TIME: the time at which this Agreement and/or other appropriate certificates shall be filed in the office of the Secretary of State of California in accordance with Sections 1103 and 1108 of the California Statute.

          ERISA: as defined in Section 2.10 hereof.

          EXCHANGE AGENT: as defined in section 1.4.2 hereof.

          EXCHANGE ACT: Securities Exchange Act of 1934, as amended.

          MERGER: the merger of CSI into ITEC Sub in accordance with the terms and conditions of this Agreement.

          NEVADA STATUTE: as defined in the fourth paragraph of this Agreement.

          CSI COMMON STOCK: shares of Common Stock of CSI.

          CSI REPORTS: as defined in Article 2 hereof.

          CSI STOCK OPTION PLANS: the Stock Option Plan of CSI.

          ITEC COMMON STOCK: shares of Common Stock, $0.005 value, of ITEC.

          ITEC 5% PREFERRED STOCK: shares of 5% Convertible Preferred Stock, $1,000 par value, of ITEC.

          ITEC SERIES C REDEEMABLE CONVERTIBLE PREFERRED STOCK: shares Series C Redeemable Convertible Preferred Stock, $1,000 par value, $10,000 liquidation value of ITEC.

          ITEC REPORTS: as defined in Article 3 hereof.

          ITEC SUB COMMON STOCK: shares of Common Stock, $0.001 par value, of ITEC Sub.

          SATISFACTORY AFFILIATE AGREEMENT: as defined in Section 4.6 hereof.

          COMMISSION: the Securities and Exchange Commission, or any governmental agency succeeding to its functions.

          SECURITIES ACT: Securities Act of 1933, as amended.

          SUBSIDIARY: any corporation, association, or other business entity a majority (by number of votes) of the shares of capital stock (or other voting interests) of which is owned by CSI, ITEC or their respective Subsidiaries.

          SURVIVING CORPORATION: as defined in Section 1.1 hereof.

     6.2 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned (a) by the mutual written consent of ITEC, ITEC Sub and CSI, (b) by either ITEC Sub or CSI if the Effective Time has not occurred prior to January 31, 1998 (provided that the right to terminate this Agreement under this Section 6.2 shall not be available to any party (ITEC and ITEC Sub being considered for this purpose a single party) whose failure to fulfill any obligation under this Agreement has been the sole cause of or has alone resulted in the failure of the Effective Time to occur on or before such date), or (c) by either ITEC Sub or CSI, as the case may be, if any of the conditions specified herein with respect to its obligations has not been met or waived, as of the date required to be met, or has become impossible to satisfy. In the event of such termination and abandonment under any of clauses (a) through (c) no party hereto shall have any liability or further obligations to any other party to this Agreement, except as provided in Section 6.5 and except that nothing herein will relieve any party from liability for any breach of this Agreement.

     6.3 AMENDMENTS AND SUPPLEMENTS. At any time before or after approval and adoption of this Agreement by the respective shareholders of CSI and ITEC Sub and prior to the Effective Time, this Agreement may be amended or supplemented by (and only by) a written instrument signed by CSI, ITEC and ITEC Sub and approved by their respective Boards of Directors, except that, after the shareholders of CSI have approved this Agreement, there shall be no amendment which changes the ratio at which CSI Common Stock is to be converted into ITEC securities as provided in Article 1, without the further approval of such shareholders.

     6.4 EXTENSIONS AND WAIVERS. At any time prior to the Effective Time, the parties hereto, by act or order by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions contained herein except the conditions set forth in Section 5.3.1 hereof. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

     6.5 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. Except for the obligations of the parties contained in Sections 4.2, 4.3, 4.4, 4.6, 4.7 and
4.9 hereof, the respective representations and warranties of CSI, ITEC and ITEC Sub contained in Articles 2 and 3 and their respective agreements contained in
Article 4 shall expire with, and be terminated by, the Merger, and none of CSI, ITEC and ITEC Sub shall have any liability whatsoever with respect to such representations, warranties or agreements after the Effective Time. The obligations of the parties contained in Sections 4.2 and 4.8 shall survive termination of this Agreement.

     6.6 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, and costs and expenses appropriately characterized as joint expenses shall be paid in equal shares by CSI and ITEC.

     6.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

     6.8 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or on the third business day following the date on which so mailed:

     To ITEC or ITEC Sub:     1031 Via Frontera
                              San Diego, California 92127
                              Attention: Brian Bonar


     To CSI:                  120 Birmingham Drive, Suite 210
                              Cardiff By The Sea, California 92007
                              Attention: Hiram French and Franz Herbert

                              With copy to:

                              Wenthur & Chachas
                              4180 La Jolla Village Drive
                              La Jolla, California 92037

     6.9 EQUITABLE REMEDIES. ITEC and CSI acknowledge and agree that the legal remedies available to ITEC and CSI in the event ITEC or CSI violate the covenants and agreements made in this Agreement would be inadequate and that ITEC or CSI would be entitled, without posting any bond or other security, to temporary, preliminary and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which ITEC or CSI may have at law or in equity.

     6.10 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provision of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad (but fully as broad) as is enforceable.

     6.11 ENTIRE AGREEMENT, ASSIGNABILITY, ETC. This Agreement (i) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (including without limitation the letter of intent), (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and (iii) shall not be assignable by operation of law or otherwise.

                            AGREEMENT AND PLAN OF MERGER
                                        AND
                               PLAN OF REORGANIZATION
                                   SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   IMAGING TECHNOLOGIES CORPORATION

Attest:

/s/ Ralph R. Barry                 By   /s/ Brian Bonar
-------------------------------         ------------------------------------
Title: Secretary                        Brian Bonar, President and
                                        Chief Operating Officer

                            AGREEMENT AND PLAN OF MERGER
                                        AND
                               PLAN OF REORGANIZATION
                                   SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   COLOR SOLUTIONS, INC.

Attest:

/s/ Franz Herbert                  By   /s/ Hiram French
-------------------------------         ------------------------------------
Title: Secretary                        Hiram French, President

                                   By   /s/ Franz Herbert
                                        ------------------------------------
                                        Franz Herbert, Chief Technical Officer

                                   By   /s/ Dan Caldwell
                                        ------------------------------------
                                        Dan Caldwell
                                        Vice President

                            AGREEMENT AND PLAN OF MERGER
                                        AND
                               PLAN OF REORGANIZATION
                                   SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   ITEC SUB

Attest:

/s/ Ralph R. Barry                 By   /s/ Brian Bonar
-------------------------------         ------------------------------------
Title: Secretary                        Brian Bonar, President

                     FORM OF OFFICERS' CERTIFICATE OF APPROVAL
                                         OF
              AGREEMENT AND PLAN OF MERGER AND PLAN OF REORGANIZATION
                                         OF
                       ITEC SUB, INC. (A NEVADA CORPORATION)

     The undersigned certify that:

     1. They hold the corporate office at ITEC Sub, Inc., a Nevada corporation (the "Corporation") designated under their signatures below.

     2. The Agreement and Plan of Merger and Plan of Reorganization (the "Agreement of Merger"), to which this certificate is attached was duly approved by the Board of Directors of the Corporation on November 30, 1997.

     3. The Corporation has one (1) class of stock, common stock ("Common Stock"). The total number of shares of Common Stock presently outstanding is 1,000,000 shares. The principal terms of the Agreement of Merger to which this certificate is attached were approved by the vote of all the issued and outstanding Common Stock of the Corporation.

     4. No vote of the shareholders of the parent of the Corporation was required.

We further declare under the penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: November 30, 1997                 /s/ Brian Bonar
                                        ----------------------------------------
                                        Brian Bonar
                                        President

Date: November 30, 1997                 /s/ Ralph R. Barry
                                        ----------------------------------------
                                        Ralph R. Barry
                                        Vice President and Secretary

                                   ITEC SUB INC.
                                CORPORATE RESOLUTION

RESOLVED, that on November 30, 1997 the Board of Directors of ITEC Sub, Inc., a Nevada corporation (the "Company") appointed the following to serve at the discretion of the Board as officers of the Company until such time as they may be replaced:

     Brian Bonar, President

     Ralph R. Barry, Vice President and Secretary

RESOLVED, that the Board ratified its previous authorization for the Agreement and Plan of Merger and Plan of Reorganization dated November 30, 1997.

The Board hereby directs and authorizes the Officers of the Company, jointly or individually, to execute any documents necessary to complete the merger.

ITEC SUB, INC.

/s/ Ralph R. Barry
Secretary

                     FORM OF OFFICERS' CERTIFICATE OF APPROVAL
                                         OF
              AGREEMENT AND PLAN OF MERGER AND PLAN OF REORGANIZATION
                                         OF
                  COLOR SOLUTIONS, INC. (A CALIFORNIA CORPORATION)

          Hiram T. French and Franz H. Herbert certify that:

          1. They are President and Secretary, respectively, of Color Solutions, Inc., a California corporation (the "Corporation").

          2. The Agreement and Plan of Merger and Plan of Reorganization (the "Agreement of Merger"), to which this certificate is attached was duly approved by the Board of Directors of the Corporation on November 30, 1997.

          3. The Corporation has one (1) class of stock, common stock ("Common Stock"). The total number of shares of Common Stock presently outstanding is 3,030 shares. The principal terms of the Agreement of Merger to which this certificate is attached were approved by the vote of all the issued and outstanding Common Stock of the Corporation.

     We further declare under the penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: November 30, 1997                 /s/ Hiram T. French
                                        ----------------------------------------
                                        Hiram T. French, President

Date: November 30, 1997                 /s/ Franz H. Herbert
                                        ----------------------------------------
                                        Franz H. Herbert, Secretary

                               COLOR SOLUTIONS, INC.
                               CORPORATE RESOLUTION

RESOLVED, that the Board of Directors of Color Solutions, Inc., a California corporation, on November 30, 1997 ratified its previous authorization for the Agreement and Plan of Merger and Plan of Reorganization dated November 30, 1997.

The Board hereby directs and authorizes the Officers of the Company, jointly or individually, to execute any documents necessary to complete the merger.

COLOR SOLUTIONS, INC.

/s/ Franz H. Herbert
Secretary